EXHIBIT 32.1


               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     The undersigned hereby certifies in his capacity as Chief Executive Officer of Belrose Capital Fund LLC (the "Fund"), that:

(a) the Annual Report of the Fund on Form 10K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.



Date:  March 15, 2004

                                        /s/ Thomas E. Faust Jr.
                                        -----------------------
                                        Thomas E. Faust Jr.
                                        Chief Executive Officer